                                                                     EXHIBIT 2.2

                2.2.    BYLAWS

                          BYLAWS FOR THE REGULATION OF

                               HYPERBARIC SYSTEMS
                            a California Corporation

                                    ARTICLE I
                           Principal Executive Office

The principal executive office of the corporation shall be: 1127 Harker Avenue, Palo Alto, California 94301. The board of directors shall have full power and authority to, and to authorize appropriate officers of the corporation to, change the location of the principal executive office and to establish other offices of the corporation.

                                   ARTICLE II

                             Meeting of Shareholders

        Section 2.01 Annual Meetings. The annual meeting of shareholders shall be held on the 26th day of February in each year (or, should such day fall upon a legal holiday, then on the first day thereafter which is not a legal holiday) at 2:00 o'clock P.M., or at such other time and on such other date as the board of directors shall determine. At each annual meeting, directors shall be elected and any other proper business may be transacted. [Section 600(b)]

        Section 2.02 Special Meetings. Special meetings of shareholders may be called by the board of directors, the chairman of the board (if there be such an officer), the president, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. [Section 600(d)] Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law. [Section 601(c)]

        Section 2.03 Place of Meetings. Each annual or special meeting of shareholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors or the chief executive officer to make such determination. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the corporation. [Section 600(a)]

        Section 2.04 Notice of Meetings. Notice of each annual or special meeting of shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the board of directors shall determine, or if no such determination is made, as the chief executive officer, or any other officer so authorized by the board of directors or the chief executive officer, shall determine, subject to the requirements of applicable law. [Section 601]

        Section 2.05 Conduct of Meetings. Subject to the requirements of applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the chief executive officer of the corporation. [Section 212(b)(2)]

                                   ARTICLE III

                                    Directors

        Section 3.01 Number. The number of directors of the corporation shall be not less than three (3) nor more than five (5), until changed in accordance with applicable law. The exact number of directors shall be fixed from time to time, within the limits specified, by resolution of the board of directors or the shareholders. Subject to the foregoing provisions for changing the exact number of directors, the number of directors of this corporation shall be three (3). [Section 212(a); Section 301.5(b)]

        Section 3.02 Meetings of the Board. Each regular and special meeting of the board shall be held at a location determined as follows: The board of directors may designate any place, within or without the State of California, for the holding of any meeting. If no such designation is made, (i) any meeting called by a majority of the directors shall be held at such location, within the county of the corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the corporations principal executive office, as the chief executive officer may designate, or in the absence of such designation, at the corporation's principal executive office. [Section 307(a)(5)] Subject to the requirements of applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be designated by the directors and, in the absence of any such designation, shall be the chief executive officer of the corporation. [Section 212(b)(2)]

        Members of the board of directors (or any committee appointed by the board) may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting. [Section 307(a)(6)]

                                   ARTICLE IV

                          Indemnification of Directors,
                      Officers, and Other Corporate Agents

        Section 4.01 Indemnification. This corporation shall indemnify and hold harmless any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of the Board of Directors of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (an "Agent"), from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in Section 317(a)) to the fullest extent permitted by applicable law. [Section 317(a), (b)] The corporation shall advance to its Agents expenses incurred in defending any proceeding (as defined in Section 317(a)) prior to the final disposition thereof to the fullest extent and in the manner permitted by applicable law. [Section 317(f)]

        Section 4.02 Right to Indemnification. This section shall create a right of indemnification for each person referred to in Section 4.01, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of such section and in the event of death such right shall extend to such person's legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise. [Section 317(g)]

        Section 4.03 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability. [Section 317(i)]

                                    ARTICLE V

                                    Officers

        Section 5.01 Officers. The corporation shall have a president, a chief financial officer, a secretary, and such other officers, including a chairman of the board, as may be designated by the board. Unless the board of directors shall otherwise determine, the president shall be the chief executive officer of the corporation. Officers shall have such powers and duties as may be specified by, or in accordance with, resolutions of the board of directors. In the absence of any contrary determination by the board of directors, the chief executive officer shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation. [Section 312(a)]

        Section 5.02 Limited Authority of Officers. No officer of the corporation shall have any power or authority outside the normal day-to-day business of the corporation to bind the corporation by any contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the board of directors.

                                   ARTICLE VI

                            Waiver of Annual Reports

        So long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California General Corporation Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the California General Corporation Law is hereby expressly waived. [Section 1501(a)]

                                   ARTICLE VII

                                   Amendments

        New Bylaws may be adopted or these Bylaws may be amended or repealed by the shareholders or, except for Section 3.01, by the directors. [Section 21 1]

                            CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

        I. That I am the duly elected and acting secretary of HyperBaric Systems, a California corporation; and

        2. That the foregoing Bylaws, comprising five (5) pages, constitute the Bylaws of said corporation as duly adopted by action of the Incorporator of the corporation duly taken on February 26, 1998.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 30th day of June, 1998.

                                        ----------------------------------------
                                        Mary Hernandez, Secretary



Seal